UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement .

On March 11, 2013, SL Industries, Inc., a New Jersey corporation (the "Company") and the Company’s subsidiaries entered into a First Amendment to Credit Agreement with PNC Bank National Association (“PNC”), in its capacity as administrative agent for the lenders who become party thereto, and in its capacity as a lender (the “First Amendment”), amending that certain Credit Agreement entered into as of August 9, 2012 among the Company, subsidiaries of the Company party thereto, PNC, as administrative agent for the lenders who become party thereto, and in its capacity as a lender (as amended, the “Credit Agreement”).

The First Amendment, among other things, (a) amends the Letter of Credit (“LC”) sublimit amount to the lesser of (i) an amount equal to $5,000,000 plus the aggregate amount of Designated Usage Letters of Credit issued and outstanding under the Designated Usage LC sublimit or (ii) $25,000,000 and (b) allows the Company to enter into foreign currency exchange services with Loan Parties on an unsecured basis and that such obligations shall not exceed at any time an aggregate amount equal to $3,500,000.

The foregoing summary of the material terms of the First Amendment is qualified in its entirety by the full text of the First  Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.                       Financial Statements and Exhibits .

(c)           Exhibits

Exhibit No.	Exhibits

10.1
Amendment to Credit Agreement, dated March 11, 2013, by and among the Company, the Company’s subsidiaries, PNC Bank National Association, as administrative agent and lender, and the lenders from time to time party thereto, amending the Credit Agreement entered into as of August 9, 2012, by and among the Company, the Company’s subsidiaries, PNC Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: March 12, 2013

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer